Dated:  March 12, 2009

NETFABRIC HOLDINGS, INC.

NETFABRIC TECHNOLOGIES, INC., D/B/A UCA SERVICES, INC.

and

FORTIFY INFRASTRUCTURE SERVICES, INC.

CREDIT AGREEMENT

This Credit Agreement (the “Agreement”) is made as of the 12th day of March, 2009 (the “Effective Date”), by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., a New Jersey corporation (the “Borrower”), NetFabric Holdings Inc., a Delaware corporation (the “Guarantor”) and Fortify Infrastructure Services, Inc., a Delaware corporation (the “Lender”). Borrower, Guarantor and Lender are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Borrower desires and has requested from Lender a credit facility  pursuant to which up to $1,000,000.00 can be borrowed from time to time on a secured basis as set forth herein; and

WHEREAS,  Lender  is willing  to accommodate the request for credit upon and subject to the terms, conditions and provisions of the this Agreement, provided, however, that the obligations of Borrower hereunder are guaranteed in full by Guarantor as provided herein.

AGREEMENT

In consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1.	THE LOAN

1.1
The Lender hereby agrees to loan Borrower up to $1,000,000.00 upon the terms and subject to the conditions of this Agreement (the “Loans”). The Loans, when drawn pursuant to this Agreement, shall be made by wire transfer of immediately funds.

1.2	Subject to Section 1.4, the Loans can be drawn down by the Borrower from the Lender at such times and in such amounts as may be reasonably required by the Borrower for working capital purposes.

1.3
Subject to Section 1.4, the Loans may be drawn down by the Borrower by providing written notice to the Lender in the form of Exhibit 1 hereto (a “Drawdown Notice”).  Each Drawdown Notice shall set forth (i) the amount of the Loan to be drawn down (the “Drawdown Amount”), which amount, in the aggregate, shall not be more than the amount provided in Section 1.1, and (ii) the date (the “Drawdown Date”) on which the Drawdown Amount is to be provided by the Lender to the Borrower, which date shall not be less than five (5) Business Days following the date on which the Lender receives the Drawdown Notice.

1.4	The Lender shall not be obligated to provide any part of the Loan pursuant to a Drawdown Notice if an Event of Default (as defined below) has occurred.

2.	THE LOAN NOTES

The Loans shall be evidenced by notes issued by the Borrower to the Lender substantially in the form of Exhibit 2 hereto (the “Loan Notes”).  A Loan Note shall be issued by the Borrower to the Lender on the date of the advance by the Lender of a Loan pursuant hereto.

3.	PURPOSE OF THE LOANS

The Borrower shall utilize all amounts borrowed by it under this Agreement to meet its working capital requirements.

4.	INTEREST

Any amounts borrowed under this Agreement shall bear interest at a rate of eight percent (8%) per annum, compounded annually.

5.	REPAYMENT

All amounts borrowed (principal and accrued interest) under this Agreement will automatically mature and be due and payable on the third (3rd) anniversary of the Effective Date (the “Maturity Date”).  Subject to the provisions of the Loan Notes, interest shall accrue, at a rate of eight percent (8%) per annum, from the date specified in the Loan Note on the principal balance specified therein but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of the Loans, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Borrower, the commission of any act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Borrower.

6.	SECURITY AND GUARANTY

The indebtedness represented by the Loan Notes and the Convertible Promissory Note of even date herewith (the “Note”) and all of the Borrower’s obligations arising under (a) the Note, (b) the convertible note purchase agreement by and among Borrower, Lender and Guarantor of even date herewith (the “Note Purchase Agreement”) and (c) and Loan Notes shall be secured by (i) all of the assets of the Borrower and the Guarantor in accordance with the provisions of the security agreement of even date herewith (the “Security Agreement”), and (ii) a pledge by the Guarantor of all of the equity securities of the Borrower currently owned or hereafter acquired by the Guarantor (the “Shares”) in accordance with the provisions of a stock pledge agreement of even date herewith (the “Pledge Agreement”).  Notwithstanding the foregoing, upon the close of the Acquisition (as defined below), Guarantor shall be released from its obligations hereunder.

7.	OPTION AGREEMENT

In connection with the execution of this Agreement, the Note, the Security Agreement and the Pledge Agreement, the Guarantor and the Lender shall enter into an option agreement (the “Option Agreement”) of even date herewith, pursuant to which Guarantor shall grant to the Lender the option to purchase the Shares in accordance with the terms and conditions set forth in the Option Agreement (the “Acquisition”).

8.	MAJORITY STOCKHOLDER PROXY.

This Agreement, the Option Agreement, the Security Agreement, the Pledge Agreement, the Operating Plan, the Note and the Note Purchase Agreement are collectively referred to herein as the “Transaction Agreements.” In connection with the transactions contemplated by the Option Agreement, Guarantor shall obtain and deliver to the Lender a stockholder agreement and irrevocable proxy (the “Proxy”) from the Guarantor’s stockholders holding at least 51% of the outstanding stock (the “Majority Stockholders”) of the Guarantor, evidencing the consent by the Majority Stockholders to the Acquisition and the related transactions contemplated by the Transaction Agreements.

9.	CURRENCY

The Loans shall be made in United States dollars and all payments under the Loan Notes shall be in United States dollars.

10.	COVENANTS

The Borrower covenants and agrees that, until payment in full of all amounts payable by the Borrower hereunder:

10.1
promptly after the Borrower knows that any Event of Default has occurred, the Borrower shall deliver to the Lender a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

10.2
the Borrower shall:  (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises; (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities; (iii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied.

10.3
As long as any portion of the Loans is outstanding, and except as contemplated in the Transaction Agreements, the Borrower shall not, without the prior written consent of the Lender incur any indebtedness or obligation in excess of Twenty Five Thousand Dollars ($25,000.00) or act as a guarantor or surety for any indebtedness or obligation for any party (including Guarantor).

10.4
As long as any portion of the Loans is outstanding, the Borrower shall provide the Lender with (i) monthly unaudited financial statements (balance sheet, statement of operations and statement of cash flows), and (ii) upon Lender’s request, the right to review and inspect the Borrower’s books and records provided however that Lender shall give the Borrower forty-eight (48) hours notice of such request.

10.5
As long as any portion of the Loans is outstanding, the Borrower shall not remit any dividends or make any distribution of cash or property to the Guarantor with respect to the stock of the Borrower or otherwise make any advance to Guarantor.

11.	EVENTS OF DEFAULT.

11.1	The Borrower shall fail to pay as and when due any principal or interest under the Note or this Agreement.

11.2	If the Borrower or the Guarantor shall materially breach or default in connection with any of the representations, warranties, covenants or obligations contained in the Transaction Agreements.

11.3
If the Borrower makes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by the Borrower.

11.4
Upon the commencement of any action for the dissolution or liquidation of the Borrower, or the commencement of any case or proceeding for reorganization or liquidation of the Borrower’s debts under Title 11 of the United States Code as now or hereafter in effect, or any successor statute, or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against the Borrower; provided, however, that the Borrower shall have sixty (60) days to obtain the dismissal or discharge of any involuntary proceeding filed against it.

11.5	Upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for the Borrower or for a material portion of any property of the Borrower.

12.	REPRESENTATIONS AND WARRANTIES OF BORROWER

In this Agreement, any reference to any event, change, condition or effect being “material” with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such entity or group of entities.  In this Agreement, any reference to a “Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

In this Agreement, any reference to “knowledge” means an individual will be deemed to have knowledge of a particular fact or other matter if: (i) that individual is actually aware of that fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonable comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.  A party (that is not an individual) will be deemed to have knowledge of a particular fact or other matter if any individual who is serving as a director, officer, executive or manager, partner, executor or trustee of that party (or in any similar capacity) has, or at any time had, knowledge of that fact or other matter (as set forth in (i) and (ii) of this definition), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that party or individual.

Except as disclosed in a document of the same date as this Agreement and delivered by the Borrower to Lender prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the “Borrower Disclosure Schedule”), the Borrower represents and warrants to Lender as of the Effective Date:

12.1
Organization Standing and Power; Subsidiaries.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.  The Borrower has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower.  The Borrower is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower.  Except as set forth on Schedule 12.1, the Borrower currently has no subsidiaries and has had no subsidiaries since its inception.  Other than the transactions contemplated in the Transaction Agreements, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock of the Borrower, or otherwise obligating the Borrower to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.  Except as set forth in the Borrower Disclosure Schedule, the Borrower does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

12.2
Certificate of Incorporation and Bylaws.  The Borrower has delivered a true and correct copy of its Certificate of Incorporation and Bylaws or other charter documents, each as amended to date, to Lender.  The Borrower is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

12.3
Capital Structure.  The authorized capital stock of the Borrower consists of 5,000,000 shares of Common Stock, of which there are issued and outstanding as of the close of business on the date hereof, 3,000,000 shares of Common Stock.   There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities of the Borrower.  All outstanding shares of the Borrower’s capital stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Borrower or any agreement to which the Borrower is a party or by which it is bound.  All outstanding shares of the Borrower’s Common Stock were issued in compliance with all applicable federal and state securities laws.  As of the close of business on the Effective Date, the Company has not reserved, issued or granted any shares of Common Stock for issuance to employees and consultants pursuant to a Company Stock Plan (the “Plan”).  Except (i) for the rights created pursuant to this Agreement, (ii) for  the Borrower’s right to repurchase any unvested shares under the Plan and (iii) as set forth in this Section 12.3, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which the Borrower is a party or by which the Borrower is bound relating to the issued or unissued capital stock of the Borrower or obligating the Borrower to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Borrower or obligating the Borrower to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  There are no contracts, commitments or agreements relating to voting, purchase or sale of the Borrower’s capital stock (i) between or among the Borrower and any of its stockholders and (ii) between or among any of the Borrower’s stockholders.  True and complete copies of all agreements and instruments relating to or issued under the Plan have been made available to Lender and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Lender.

12.4
Authority.  The Borrower has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Borrower.  The Borrower’s Board of Directors has approved this Agreement and all of Borrowers obligations hereunder.  This Agreement has been duly executed and delivered by the Borrower and assuming due authorization, execution and delivery by Lender, constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

12.5	No Conflicts; Required Filings and Consents.

(a)
The execution and delivery of this Agreement by the Borrower does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Borrower or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Borrower or any of its properties or assets.

(b)
No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to the Borrower in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i)  such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Borrower and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement and the Transaction Agreements.

12.6
Financial Statements.  Section 12.6 of the Borrower Disclosure Schedule includes a true, correct and complete copy of the Borrower’s audited financial statements for the fiscal year ended December 31, 2006, a draft copy of the Borrower’s audited financial statements for the fiscal year ended December 31, 2007, a draft of its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as of September 30, 2008, and a draft of the Borrower’s unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as of December 31, 2008 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Borrower as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  The Borrower maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

12.7
Absence of Undisclosed Liabilities.  Except as set forth in Schedule 12.7, the Borrower has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended December 31, 2008 (the “Borrower Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Borrower Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Borrower Balance Sheet Date and consistent with past practice, and (iv) those incurred for professional fees in connection with the execution of this Agreement.

12.8
Absence of Certain Changes.  Except as set forth in Section 12.8 of the Borrower Disclosure Schedule, since December 31, 2008 ( the “Borrower Balance Sheet Date”) there has not been, occurred or arisen any:

(a)
transaction by the Borrower, other than transactions in connection with elimination of inter company accounts, except in the ordinary course of business as conducted on that date and consistent with past practices;

(b)	amendments or changes to the Certificate of Incorporation or Bylaws of the Borrower (except as contemplated by the Transaction Agreements);

(c)	capital expenditure or commitment by the Borrower in any individual amount exceeding $10,000.00 or in the aggregate, exceeding $50,000.00;

(d)
destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of the Borrower (whether or not covered by insurance) which would constitute a Material Adverse Effect;

(e)	labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(f)	change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by the Borrower;

(g)	revaluation by the Borrower of any of its assets;

(h)
declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the Borrower, or any direct or indirect redemption, purchase or other acquisition by the Borrower of any of its capital stock, except repurchases of the Borrower Common Stock from terminated Borrower employees or consultants at the original per share purchase price of such shares;

(i)
increase in the salary or other compensation payable or to become payable by the Borrower to any officers, directors, employees or consultants of the Borrower, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by the Borrower of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 12.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

(j)	sale, lease, license or other disposition of any of the assets or properties of the Borrower, except in the ordinary course of business and not in excess of $10,000.00, in the aggregate;

(k)	termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which the Borrower is a party or by which it is bound;

(l)
loan by the Borrower to any person or entity, or guaranty by the Borrower of any loan, except for (i) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practice and (ii) trade payables not in excess of $50,000.00 in the aggregate and in the ordinary course of business, consistent with past practice;

(m)
waiver or release of any right or claim of the Borrower, except for inter company balances and doubtful allowances, including any write-off or other compromise of any account receivable of the Borrower in excess of $50,000.00 in the aggregate;

(n)
commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Borrower’s or the Borrower’s officers’ or directors’ knowledge, investigation of the Borrower or its affairs;

(o)
to Borrower’s knowledge, notice of any claim of ownership by a third party of the Borrower’s Intellectual Property (as defined in Section 12.13 below) or, to the Borrower’s knowledge, of infringement by the Borrower of any third party’s Intellectual Property rights;

(p)
issuance or sale by the Borrower of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, other than as contemplated by the Transaction Agreements;

(q)
material changes in pricing or royalties set or charged by the Borrower to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Borrower;

(r)	to Borrower’s knowledge, any event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Borrower; or

(s)
agreement by the Borrower, or any of its officers or employees on its behalf to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Lender and its representatives regarding the transactions contemplated by this Agreement).

12.9
Litigation.  Except as set forth on Schedule 12.9, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Borrower’s knowledge, threatened against the Borrower or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Borrower.  There is no judgment, decree or order against the Borrower or, to the Borrower’s knowledge, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Borrower.  All litigation to which the Borrower is a party (or, to the knowledge of the Borrower, threatened to become a party) is disclosed in the Borrower Disclosure Schedule.

12.10
Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon the Borrower which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Borrower, any acquisition of property by the Borrower or the overall conduct of business by the Borrower as currently conducted or as proposed to be conducted by the Borrower.  The Borrower has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

12.11	Permits; Borrower Products; Regulation.

(a)
The Borrower is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Borrower to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Borrower Authorizations”) and no suspension or cancellation of any Borrower Authorization is pending or, to the Borrower’s knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Borrower Authorization would not have a Material Adverse Effect on the Borrower.  The Borrower is not in conflict with, or in default or violation of, (i) any laws applicable to the Borrower or by which any property or asset of the Borrower is bound or affected, (ii) any Borrower Authorization or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Borrower is a party or by which the Borrower or any property or asset of the Borrower is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate have a Material Adverse Effect on the Borrower.

(b)
Except as would not have a Material Adverse Effect on the Borrower, since January 31, 2009, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Borrower or by any agent on behalf of the Borrower (the “Products”) is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body.  To the knowledge of the Borrower, the Borrower has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the design, manufacture, labeling, testing and inspection of the Products.  Except as disclosed in Section 12.11(b) of the Borrower Disclosure Schedule, since January 31, 2009, there have been no recalls, field notifications or seizures ordered or, to the Borrower’s knowledge, threatened by any such governmental or regulatory body with respect to any of the Products.

(c)
The Borrower has obtained, in all countries where either the Borrower or any agent of the Borrower is marketing or has marketed the Borrower’s Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of the Products currently or previously marketed by the Borrower or its agents in such countries, except for any such failures as would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower.  The Borrower has identified and made available for examination by Lender all information relating to regulation of its Products, including licenses, registrations, approvals, permits, device listing, inspections, the Borrower’s recalls and product actions, audits and the Borrower’s ongoing field tests. The Borrower has identified in writing to Lender all international locations where regulatory information and documents are kept.

12.12	Title to Property.

(a)
The Borrower has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Borrower Balance Sheet or acquired after the Borrower Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Borrower Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Borrower Balance Sheet.  The plants, property and equipment of the Borrower that are used in the operations of its business are in good operating condition and repair.  All properties used in the operations of the Borrower are reflected in the Borrower Balance Sheet to the extent GAAP requires the same to be reflected.  Section 12.12(a) of the Borrower Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by the Borrower, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease.  Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

(b)
Section 12.12(b) of the Borrower Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the “Equipment”) owned or leased by the Borrower, and such Equipment is, taken as a whole, (i) adequate for the conduct of the Borrower’s business, consistent with its past practice and (ii) in good operating condition (except for ordinary wear and tear).

12.13	Intellectual Property.

(a)
The Borrower owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (“Intellectual Property”) that are used or proposed to be used in the business of the Borrower as currently conducted or as proposed to be conducted by the Borrower, except to the extent that the failure to have such rights has not had and could not reasonably be expected to have a Material Adverse Effect on the Borrower.

(b)
Section 12.13(b) of the Borrower Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and mask work rights, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements to which the Borrower is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Borrower is a party and pursuant to which the Borrower is authorized to use any third party patents, trademarks or copyrights, including software (“Third Party Intellectual Property Rights”) which are incorporated in, are, or form a part of any products of the Borrower that are, individually or in the aggregate, material to the business of the Borrower.  The Borrower is not in violation of any license, sublicense or agreement described in Section 12.13(b) of the Borrower Disclosure Schedule.  The execution and delivery of this Agreement by the Borrower and the consummation of the transactions contemplated hereby, will neither cause the Borrower to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.  Except as set forth in Section 12.13(b) of the Borrower Disclosure Schedule, the Borrower is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

(c)
To the Borrower’s knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Borrower, any trade secret material to the Borrower or any Intellectual Property right of any third party to the extent licensed by or through the Borrower, by any third party, including any employee or former employee of the Borrower.  The Borrower has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

(d)
The Borrower is not or will not be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on the Borrower.

(e)
To the Borrower’s knowledge, all patents, registered trademarks, service marks and copyrights held by the Borrower are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of the Borrower.  The Borrower has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party.  Neither the conduct of the business of the Borrower as currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of the Borrower as now manufactured, sold or licensed or used, nor the use in any way of the Intellectual Property in the manufacture, use, sale or licensing by the Borrower of any products currently proposed, infringes on or will infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Borrower.  All registered trademarks, service marks and copyrights held by the Borrower are valid and subsisting.  To the Borrower’s knowledge, no third party is challenging the ownership by the Borrower, or validity or effectiveness of, any of the Intellectual Property.  The Borrower has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of the Borrower’s knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Borrower, except such as may have been commenced by the Borrower.  There is no breach or violation of or threatened or actual loss of rights under any licenses to which the Borrower is a party.

(f)
The Borrower has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Borrower does not already own by operation of law.

(g)
The Borrower has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright (“Confidential Information”).  The Borrower has a policy requiring each of its employees and contractors to execute proprietary information and confidentiality agreements substantially in the Borrower’s standard forms and all current and former employees and contractors of the Borrower have executed such an agreement.  All use, disclosure or appropriation of Confidential Information owned by the Borrower by or to a third party has been pursuant to the terms of a written agreement between the Borrower and such third party.  All use, disclosure or appropriation of Confidential Information not owned by the Borrower has been pursuant to the terms of a written agreement between the Borrower and the owner of such Confidential Information, or is otherwise lawful.

12.14	Environmental Matters.

(a)	The following terms shall be defined as follows:

(i)
“Environmental and Safety Laws” shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials (as defined below) or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

(ii)
“Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum or petroleum products including crude oil or any fractions thereof; natural gas, synthetic gas, or any mixtures thereof; radon; asbestos; or any other pollutant or contaminant.

(iii)	“Property” shall mean all real property leased or owned by the Borrower either currently or in the past.

(iv)	“Facilities” shall mean all buildings and improvements on the Property of the Borrower.

(b)
The Borrower represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) the Borrower has received no notice (verbal or written) of any non-compliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws; (v) the Borrower is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), or state analog statute, arising out of events occurring prior to the date hereof; (vi) there has not been in the past, and there is not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters); (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (“PCBs”) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and the Borrower’s uses and activities therein have at all times complied with all Environmental and Safety Laws; (xi) the Borrower has all the permits and licenses required to be issued and is in full compliance with the terms and conditions of those permits; and (xii) the Borrower is not liable for any off-site contamination under any Environmental and Safety Laws.

12.15	Taxes.

(a)	For purposes of this Section 12.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

(i)
The term “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, and other Tax of any kind whatsoever, which are required to be paid, withheld or collected, in an aggregate amount in excess of $10,000, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

(ii)
The term “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

(b)
Except as set forth on Schedule 12.15, all Returns required to be filed by or on behalf of the Borrower have been duly filed on a timely basis and such Returns are true, complete and correct.  All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Borrower under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by the Borrower with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).  The Borrower has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.  There are no liens on any of the assets of the Borrower with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Borrower is contesting in good faith through appropriate proceedings. The Borrower has not at any time been a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired other than an affiliated group the common parent of which is the Guarantor.

(c)
The amount of the Borrower’s liabilities for unpaid Taxes for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of the Borrower payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date.  No liability for Taxes of the Borrower has been incurred or material amount of taxable income has been realized (or prior to and including the date hereof will be incurred or realized) since such date other than in the ordinary course of business.

(d)
Lender has been furnished by the Borrower with true and complete copies of (i) all relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Borrower relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including the Borrower for all periods since six (6) full years preceding the date of this Agreement.

(e)
No audit of the Returns of or including the Borrower by a government or taxing authority is in process, threatened or, to the Borrower’s knowledge, pending (either in writing or orally, formally or informally).  No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of the Borrower, and the Borrower has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid.  The Borrower is not a party to any action or proceeding for assessment or collection of Taxes, nor to the Borrower’s knowledge, has such event been asserted or threatened (either in writing or orally, formally or informally) against the Borrower, or any of its assets.  No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Borrower.  The Borrower has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

(f)
The Borrower is not (nor has it ever been) a party to any tax sharing agreement.  Since April 16, 1997, the Borrower has not been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

(g)
The Borrower is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  The Borrower is not a “consenting corporation” under Section 341(f) of the Code.  The Borrower has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to the Borrower pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.  The Borrower has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and the Borrower will not otherwise have any income reportable for a period ending after the date hereof attributable to a transaction or other event (e.g., an installment sale) occurring prior to the date hereof with respect to which the Borrower received the prior economic benefit.  The Borrower is not, nor has it been, a “reporting corporation” subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

(h)
The Borrower Disclosure Schedule contains accurate and complete information regarding the Borrower’s net operating losses for federal and each state tax purposes.  The Borrower has no net operating losses or credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

(i)
The Borrower shall not have any liability for Taxes of any person other than the Borrower under (a) Treas. Reg. Section 1502-6 (or any similar provision of state, local, or foreign law), (b) as a transferee or successor, (c) by contract, or (d) otherwise.

(j)
With respect to each option and share of restricted stock, the Borrower and the Stockholders warrant and represent that each such option has been granted with an exercise price no lower than “fair market value” (determined in accordance with Treas. Reg. Section 1.409A-1(b)(vi)) as of the grant date and that each such grant does not provide for a deferral of compensation under Code section 409A.  Each Borrower Employee Plan (as defined in Section 12.16 hereof) that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005, in good faith compliance with Code Section 409A and the rules and regulations issued thereunder.  No Borrower Employee Plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Treas. Reg. Section 1.409A-6) after October 3, 2004.  The Borrower is not a party to, and is not otherwise obligated under, any contract, plan or arrangement that provides for the gross-up of the Tax imposed by Section 409A(a)(1)(B) of the Code.

12.16	Employee Benefit Plans.

(a)
Section 12.16(a) of the Borrower Disclosure Schedule lists, with respect to the Borrower and any trade or business (whether or not incorporated) which is treated as a single employer with the Borrower (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $100,000 and all severance agreements, with any of the directors, officers or employees of the Borrower (other than, in each case, any such contract or agreement that is terminable by the Borrower at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Borrower and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Borrower of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Borrower (together, the “Borrower Employee Plans”).

(b)
The Borrower has furnished to Lender a copy of each of the Borrower Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Borrower Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years.  Any Borrower Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service an opinion letter or favorable determination letter as to its initial qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation; may rely on an opinion letter issued to a prototype plan sponsor with respect to a standardized plan adopted by the Borrower in accordance with the requirements for such reliance; or has applied to the Internal Revenue Service for such a determination letter (or has time remaining to apply for such a determination letter) prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to all periods since the date of adoption of such Borrower Employee Plan.  The Borrower has also furnished Lender with the most recent Internal Revenue Service determination letter issued with respect to each such the Borrower Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any the Borrower Employee Plan subject to Code Section 401(a).

(c)
Except as set forth in Section 12.16 of the Borrower Disclosure Schedule, (i) none of Borrower Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and not exempt under Section 408 of ERISA or Section 4975 of the Code, with respect to any Borrower Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Borrower Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and the Borrower or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Borrower Employee Plans; (iv) neither the Borrower nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980D of the Code or Title I of ERISA with respect to any of the Borrower Employee Plans; (v) all material contributions required to be made by the Borrower or any ERISA Affiliate to any Borrower Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Borrower Employee Plan for the current plan years; (vi) with respect to each Borrower Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Borrower Employee Plan is covered by, and neither the Borrower nor any ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee’s withdrawal from, any Borrower Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; and (viii) no compensation paid or payable to any employee of the Borrower has been, or will be, non-deductible by reason of application of Section 162(m) or 280G of the Code.  With respect to each Borrower Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Borrower has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such the Borrower Employee Plan.  No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of the Borrower is threatened, against or with respect to any such the Borrower Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.  Neither the Borrower nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as defined in Section 3(37) of ERISA.

(d)
With respect to each Borrower Employee Plan, the Borrower has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act (“HIPAA”) and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except to the extent that failure to comply would not, in the aggregate, have a Material Adverse Effect.

(e)
Except as set forth on Schedule 12.16(e), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Borrower or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

(f)
There has been no amendment to, written interpretation or announcement (whether or not written) by the Borrower or any ERISA Affiliate relating to, or change in participation or coverage under, any the Borrower Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Borrower’s financial statements.

12.17
Effect on Other Certain Agreements .  Except as set forth on Schedule 12.17, neither the execution and delivery of this Agreement or the Transaction Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Borrower, (ii) materially increase any benefits otherwise payable by the Borrower or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

12.18	Employee Matters.

(a)
Except as set forth in Schedule 12.18, the Borrower is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  There are no pending claims against the Borrower under any workers compensation plan or policy or for long term disability.  The Borrower does not have any material obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder.  There are no controversies pending or, to the Borrower’s knowledge, threatened, between the Borrower and any of its employees or former employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Borrower.  The Borrower is not a party to any collective bargaining agreement or other labor unions contract nor does the Borrower know of any activities or proceedings of any labor union or organize any such employees.  The Borrower has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act (the “WARN Act”), and no fact or event exists that could give rise to liability under the WARN Act.  Section 12.18 of the Borrower Disclosure Schedule contains a list of all employees who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

(b)
The Company is in compliance with all federal, state and local laws governing the employment and sponsorship of foreign nationals employed by the Company and is not required to make any filing with or give any notice to, or to obtain any consent from, any governmental body in connection with employment by the Company of any employee who is a foreign national. There is no pending legal proceeding, and no governmental agency has threatened to commence any legal proceeding, against the Company or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the employment by the Company of any employee who is a foreign national.  There is no order, writ, injunction or decree which has been entered against the Company preventing or delaying the employment by the Company of any employee who is a foreign national.

12.19	Material Contracts.

(a)
Section 12.19(a) of the Borrower Disclosure Schedule contains a list of all contracts and agreements to which the Borrower is a party and that are material to the business, results of operations, or condition (financial or otherwise), of the Borrower (such contracts, agreements and arrangements as are required to be set forth in Section 12.19(a) of the Borrower Disclosure Schedule being referred to herein collectively as the “Material Contracts”).  Material Contracts shall include, without limitation, the following and shall be categorized in the Borrower Disclosure Schedule as follows:

(i)
each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than one year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Borrower under the terms of which the Borrower:  (A) paid or otherwise gave consideration of more than $5,000.00 in the aggregate during the calendar year ended December 31, 2008, (B) is likely to pay or otherwise give consideration of more than $5,000.00 in the aggregate over the remaining term of such contract or (C) cannot be canceled by the Borrower without penalty or further payment of less than $5,000.00;

(ii)
each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which the Borrower is a party which (A) involved consideration of more than $5,000.00 in the aggregate during the calendar year ended December 31, 2008, (B) is likely to pay or otherwise give consideration of more than $5,000.00 in the aggregate over the remaining term of such contract or (C) cannot be canceled by the Borrower without penalty or further payment of less than $5,000.00;

(iii)
(A) all distributor, manufacturer’s representative, broker, franchise, agency and dealer contracts and agreements to which the Borrower is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which the Borrower is a party which:  (1) involved consideration of more than $5,000.00 in the aggregate during the calendar year ended December 31, 2008 or (2) are likely to involve consideration of more than $5,000.00 in the aggregate over the remaining term of the contract;

(iv)
all management contracts with independent contractors or consultants (or similar arrangements) to which the Borrower is a party and which (A) involved consideration or more than $5,000.00 in the aggregate during the calendar year ended December 31, 2008, (B) is likely to pay or otherwise give consideration of more than $5,000.00 in the aggregate over the remaining term of such contract, or (C) cannot be canceled by the Borrower without penalty or further payment of less than $5,000.00;

(v)
all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Borrower has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Borrower has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

(vi)
all contracts and agreements that limit the ability of the Borrower  to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

(vii)	all contracts and agreements between or among the Borrower, on the one hand, and any affiliate of the Borrower, on the other hand;

(viii)
all contracts and agreements to which the Borrower is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer’s representative or dealer; and

(ix)
all other contracts or agreements (A) which are material to the Borrower or the conduct of their respective businesses or (B) the absence of which would have a Material Adverse Effect on the Borrower or (C) which are believed by the Borrower to be of unique value even though not material to the business of the Borrower.

(b)
Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower, each Borrower license and each Material Contract, is a legal, valid and binding agreement, and none of the Borrower licenses or Material Contracts is in default by its terms or has been canceled by the other party; the Borrower is not in receipt of any claim of default under any such agreement; and the Borrower does not anticipate any termination of or change to, or receipt of a proposal with respect to, any such agreement as a result of the transactions contemplated by this Agreement.  The Borrower has furnished Lender with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

12.20
Interested Party Transactions.  Except as set forth in Schedule 12.20, the Borrower is not directly or indirectly indebted to any director, officer, employee or agent of the Borrower (each of the foregoing, an “Interested Party”) (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), nor is the Borrower directly or indirectly indebted to any members of the immediate families of any Interested Party, and no such Interested Parties or members of their immediate families are directly or indirectly indebted to the Borrower.  No Interested Parties have any direct or indirect ownership or financial interest in any firm or corporation with which the Borrower is affiliated or with which the Borrower has a business relationship, or any firm or corporation which competes with the Borrower except that Interested Parties and members of their families may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) any publicly traded companies that may compete with the Borrower.  No Interested Party or any members of their immediate families are, directly or indirectly, interested in any material contract with the Borrower.  The Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

12.21
Insurance.  The Borrower has policies of insurance and bonds of the type and in the amounts customarily carried by persons conducting businesses or owning assets similar to those of the Borrower.  There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and the Borrower is otherwise in compliance with the terms of such policies and bonds.  The Borrower has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

12.22
Compliance With Laws.  The Borrower has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on the Borrower.

12.23
Minute Books.  The minute books of the Borrower made available to Lender contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the Borrower through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

12.24
Complete Copies of Materials.  The Borrower has delivered or made available true and complete copies of each document which has been requested by Lender or its counsel in connection with their legal and accounting review of the Borrower.

12.25
Brokers’ and Finders’ Fees.  The Borrower has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

12.26
Board and Stockholder Approval.  The Board of Directors of the Borrower has unanimously approved this Agreement and the Transaction Agreements and the transactions contemplated hereunder and thereunder.  Guarantor has obtained Proxies from the Majority Stockholders.

12.27
Inventory.  The inventories shown on the Financial Statements or thereafter acquired by the Borrower consist of items of a quantity and quality usable or salable in the ordinary course of business. Since January 31, 2009, the Borrower has continued to replenish inventories in a normal and customary manner consistent with past practice.  The Borrower has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products.  The values at which inventories are carried reflect the inventory valuation policy of the Borrower, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis.  Due provision has been made on the books of the Borrower in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

12.28	Accounts Receivable.

(a)
The Borrower has made available to Lender a list of all accounts receivable of the Borrower reflected on the Financial Statements (“Accounts Receivable”) along with a range of days elapsed since invoice.

(b)
All Accounts Receivable of the Borrower arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied.  No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

(c)
All of the inventories of the Borrower reflected in the Financial Statements and the Borrower’s books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Borrower’s regular inventory practices and are set forth on the Borrower’s books and records in accordance with the practices and principles of the Borrower consistent with the method of treating said items in prior periods.  None of the inventory of the Borrower reflected on the Financial Statements or on the Borrower’s books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Borrower reasonably anticipated for the normal operation of the business consistent with past practice and outstanding customer contracts.  The presentation of inventory on the Financial Statements conforms to GAAP and such inventory is stated at the lower of cost or net realizable value.

12.29
Customers and Suppliers.  As of the date hereof, no customer which individually accounted for more than ten percent (10%) of the Borrower’s gross revenues during the twelve (12) month period preceding the date hereof, and no supplier of the Borrower, has canceled or otherwise terminated, or made any written threat to the Borrower to cancel or otherwise terminate its relationship with the Borrower, or has at any time on or after December 31, 2008 decreased materially its services or supplies to the Borrower in the case of any such supplier, or its usage of the services or products of the Borrower in the case of such customer, and to the Borrower’s knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Borrower or to decrease materially its services or supplies to the Borrower or its usage of the services or products of the Borrower, as the case may be.  From and after the date hereof, no customer which individually accounted for more than ten percent (10%) of the Borrower’s gross revenues during the twelve (12) month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to the Borrower to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions by this Agreement, its relationship with the Borrower, and to the Borrower’s knowledge, no such customer intends to cancel or otherwise terminate its relationship with the Borrower or to decrease materially its usage of the services or products of the Borrower.  The Borrower has not knowingly breached, so as to provide a benefit to the Borrower that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Borrower.

12.30	Third Party Consents. The Borrower has obtained all consents or approvals needed from any third party in order to effect this Agreement or any of the transactions contemplated hereby.

12.31
No Commitments Regarding Future Products.  The Borrower has made no sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products (other than beta or similar arrangements pursuant to which the Borrower’s customers from time to time test or evaluate products).  The products the Borrower has delivered to customers substantially comply with published specifications for such products and the Borrower has not received material complaints from customers about its products that remain unresolved.  Section 12.31 of the Borrower Disclosure Schedule accurately sets forth a complete list of products in development (exclusive of mere enhancements to and additional features for existing products).

12.32
Representations Complete.  None of the representations or warranties made by the Borrower in this Agreement or in any attachment hereto, including the Borrower Disclosure Schedule, or certificate furnished by the Borrower pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

12.33
Each of the representations and warranties set out in this Section 12 are made by the Borrower to the Lender on (i) the date of this Agreement, (ii) the date of each Drawdown Notice and (iii) each Drawdown Date.

13.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

13.1
Organization, Good Standing and Qualification.  The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

13.2
Authorization.  All corporate action on the part of the Guarantor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements and the performance of all obligations of the Guarantor hereunder and thereunder has been taken or will be taken prior to the date hereof.  The Transaction Agreements, when executed and delivered by the Guarantor, shall constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

14.	REPRESENTATIONS AND WARRANTIES OF THE LENDER

14.1
Organization, Good Standing and Qualification.  The Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

14.2
Authorization.  All corporate action on the part of the Lender, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements and the performance of all obligations of the Lender hereunder and thereunder has been taken or will be taken prior to the date hereof.  The Transaction Agreements, when executed and delivered by the Lender, shall constitute valid and legally binding obligations of the Lender, enforceable against the Lender in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

15.	CONDITIONS OF THE LENDER’S OBLIGATIONS HEREUNDER

The obligations of the Lender to the Borrower under this agreement this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived:

15.1	Execution and Delivery of Transaction Agreements. The Borrower and/or the Guarantor (if applicable) shall have executed and delivered the Transaction Agreements to the Lender.

15.2
Representations and Warranties.  The representations and warranties of the Borrower contained in Section 12 and the representations of the Guarantor contained in Section 13 shall be true on and as of (i) the Effective Date, (ii) the date specified in any Drawdown Notice, and (iii) the Drawdown Date.

15.3
Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of (i) the Effective Date, (ii) the date specified in any Drawdown Notice, and (iii) the Drawdown Date.

16.	CONDITIONS OF BORROWERS OBLIGATIONS HEREUNDER

The obligations of the Borrower to the Lender under this agreement this Agreement are subject to the fulfillment of each of the following conditions, unless otherwise waived:

16.1	Representations and Warranties. The representations and warranties of the Borrower contained in Section 14 shall be true on and as of the Effective Date.

16.2
Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Effective Date.

16.3	Delivery of Form W-8 BEN or Form W-9. The Lender shall have completed and delivered to the Borrower a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable.

17.	NOTICES

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

18.	COUNTERPARTS

This Agreement may be executed in counterpart by the Parties on separate counterparts each of which when executed and delivered shall constitute an original both such counterparts together constituting but one and the same instrument.

19.	CAPTIONS

The captions to the Sections in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.

20.	ASSIGNMENT

The Borrower shall not be entitled to assign its rights or transfer its obligations hereunder.

21.	AMENDMENT AND WAIVER

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22.	GOVERNING LAW

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

23.	SEVERABILITY

Wherever possible, each provision of this Agreement a shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24.	ENTIRE AGREEMENT

This Agreement and the Loan Notes constitute the complete agreement between the Parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 21.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

BORROWER:

UCA Services, Inc., d/b/a NetFabric Technologies, Inc.

By:	/s/
Fahad Syed, CEO

Address: 299 Cherry Hill Road
Parsippany, NJ 07054

Facsimile Number: 973-384-9061

GUARANTOR:

NetFabric Holdings, Inc.

By:	/s/
Fahad Syed, CEO

Address: 299 Cherry Hill Road
Parsippany, NJ 07054

Facsimile Number: 973-384-9061

LENDER:

Fortify Infrastructure Services, Inc.

By:	/s/
Rajkumar Velagapudi, President

Address: 2340 Walsh Avenue,
Suite A
Santa Clara, CA 95051

Facsimile Number: 408-416-3237

SIGNATURE PAGE TO CREDIT AGREEMENT

EXHIBIT 1

Drawdown Notice

To:	Fortify Infrastructure Services, Inc. (the “Lender”)

Copy:	NetFabric Holdings, Inc. (the “Guarantor”)

From:	UCA Services, Inc. (the “Borrower”)

Date:	[ ]

This notice is being delivered pursuant to Section 1.3 of the Credit Agreement dated February __,  2009 between the Lender, the Borrower and Guarantor (the “Credit Agreement”).

Terms not defined herein shall have the same meaning as set out in the Credit Agreement.

The Borrower hereby gives the Lender notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, the Borrower desires to draw down the following amount:

(a)	Drawdown Amount:	[$ ]
(b)	Drawdown Date:	[ ]

The undersigned hereby certifies to the Lender that the representations and warranties made by the Borrower to the Lender in Section 13 of the Credit Agreement are true, complete and accurate in all respects as of the date hereof and shall be true, complete and accurate in all respects as of the Drawdown Date.

The Borrower has caused this Drawdown Notice to be executed and delivered by an officer duly authorized as of the date first above written.

UCA Services, Inc.

By
Name: Fahad Syed
Title: CEO

EXHIBIT 2

[FORM OF PROMISSORY NOTE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECURED PROMISSORY NOTE

$[,000,000.00]	March __, 2009
 Parsippany, NJ

This note is entered into pursuant to that certain credit agreement dated March __, 2009 (the “Note”), by and among, NetFabric Technologies, Inc., d/b/a UCA Services, Inc., a New Jersey corporation (the “Company”), NetFabric Holdings, Inc., a Delaware corporation (the “Guarantor”) and Fortify Infrastructure Services, Inc., a Delaware corporation (the “Holder”) (the “Credit Agreement.”)  For value received, the Company promises to pay to Holder, the principal sum of [     ]Dollars [($,000,000.00)].  Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight percent (8%) per annum, compounded annually.  This Note is subject to the following terms and conditions.

1.           Maturity.  This Note will automatically mature and be due and payable on the third (3rd) anniversary of the Effective Date (as defined in the Credit Agreement) (the “Maturity Date”).  Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.           Payment.

(a)           All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(b)           The Company may not prepay this Note.

3.           Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, neither party may assign, pledge, or otherwise transfer this Note without the prior written consent of the other party, except for transfers to affiliates.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

4.           Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

5.           Notices.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

6.           Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.

7.           Officers and Directors Not Liable.  In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

8.           Security Interest and Guarantee.  This Note is secured by (i) all of the assets of the Company and Guarantor in accordance with a separate security agreement (the “Security Agreement”) of even date herewith between the Company and the Holder, and (ii) all of equity securities of the Company currently owned or hereafter acquired by the Guarantor in accordance with the provisions of a stock pledge agreement (the “Pledge Agreement”) of even date herewith.  In case of an Event of Default (as defined in the Security Agreement and the Pledge Agreement), the Holder shall have the rights set forth in the Security Agreement and the Pledge Agreement, respectively.

9.           Action to Collect on Note.  If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

10.           Credit Agreement.  This Note shall incorporate all of the terms and conditions contained the Credit Agreement.

COMPANY:

UCA Services, Inc., d/b/a NetFabric Technologies, Inc.

By:
Fahad Syed, CEO

Address: 299 Cherry Hill Road
Parsippany, NJ 07054

Facsimile Number: 973-384-9061

GUARANTOR:

NetFabric Holdings, Inc.

By:
Fahad Syed, CEO

Address: 299 Cherry Hill Road
Parsippany, NJ 07054

Facsimile Number: 973-384-9061

AGREED TO AND ACCEPTED:

Fortify Infrastructure Services, Inc.

By:

Name: Rajkumar Velagapudi, President and CEO

Address:	2340 Walsh Avenue, Suite A
Santa Clara, CA 95051

Facsimile Number:  408-416-3237